UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2016

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Cost Associated With Exit Or Disposal Activities

On June 28, 2016, LMI Aerospace, Inc. (the "Company") committed to a restructuring plan (the “Plan”) that will result in the closure of its sheet-metal fabrication operation in Wichita, Kansas.  The Company expects to complete the Plan during the third quarter of 2016. As part of the Plan, the Company will relocate work statements and related assets from this Wichita sheet-metal operation to its Mexicali, Mexico facility.

The Company estimates that it will incur aggregate pre-tax charges of approximately $0.6 million to implement the Plan, which includes anticipated approximate expenditures of (i) $0.3 million in employee severance and retention costs, and (ii) $0.3 million in other shut-down related expenditures.  The Company expects to pay these charges in cash.  The Company will record the charges starting in the second quarter of 2016 continuing into the third quarter of 2016.

The Company issued a press release describing the Plan, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits. See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 29, 2016

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by the Company dated June 29, 2016